THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.  If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of Shares (as defined below), please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

Notice of Guaranteed Delivery
(Not To Be Used For Signature Guarantees)

For Tender of Shares of Common Stock

of

LEAPNET, INC.

by

SPRI ACQUISITION CORP.

a wholly owned subsidiary of

SPRI, LTD.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN
  STANDARD TIME, ON MONDAY, JANUARY 14, 2002, UNLESS THE OFFER IS EXTENDED.

    As set forth under "The Tender Offer—Section 3—Procedures for Tendering Shares" in the Offer to Purchase, dated December 13, 2001, and any supplements or amendments thereto (the "Offer to Purchase"), this form (or a copy hereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates (the "Certificates") representing shares of common stock, par value $0.01 per share (the "Common Stock" or "Shares"), of Leapnet, Inc., a Delaware corporation ("Leapnet"), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit Certificates and all other required documents to reach EquiServe Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in "The Tender Offer—Section 1—Terms of the Offer" in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmitted by facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in "The Tender Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the Offer to Purchase under "The Tender Offer—Section 3—Procedures for Tendering Shares."

The Depositary for the Offer is:
EquiServe Trust Company, N.A.

By Mail:	By Overnight Courier:	By Hand:
EquiServe Trust Company, N.A. P.O. Box 43034 Providence, RI 02940-3034	EquiServe Trust Company, N.A. 40 Campanelli Drive Braintree, MA 02184	EquiServe Trust Company, N.A. c/o Securities Transfer and Reporting Services Inc. 100 William Street—Galleria New York, NY 10038
By Facsimile Transmission: (781) 575-4826 (781) 575-4827
Confirm Facsimile By Telephone: (781) 575-4816

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTION VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE A SIGNATURE. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN "THE TENDER OFFER—SECTION 3—PROCEDURES FOR TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to SPRI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of SPRI, LTD., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under "The Tender Offer—Section 3—Procedures for Tendering Shares."

Name of Record Holder(s) :
Address(es) :
Area Code(s) and Tel. No (s).:
Signature(s) :
Date:
Number of Shares:
Certificate Number(s) if available:
If Shares will be tendered by book-entry transfer:
Account Number:

THE GUARANTEE BELOW MUST BE COMPLETED GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in "The Tender Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, either the Certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days (as defined in "The Tender Offer—Section 3—Procedures for Tendering Shares" of the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates representing the Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:

Address: Zip Code
Area Code and Tel. No.:
Authorized Signature:

Name: (Please Print)
Title:
Date: , 2001
NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY; CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.